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                                                                    EXHIBIT 10.3


NEITHER THIS WARRANT NOR AND ANY WARRANT SHARES ACQUIRED FROM THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY SUCH WARRANT SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES AND BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION. THIS WARRANT IS NONTRANSFERABLE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT AS PERMITTED HEREIN.


                             STOCK PURCHASE WARRANT


         THIS STOCK PURCHASE WARRANT (the "Warrant") is made and entered into as of June 16, 1999 (the "Issuance Date"), by and between, TOWNE SERVICES, INC., a Georgia corporation (the "Corporation"), and SYNOVUS FINANCIAL CORP., a Georgia corporation (the "Warrantholder").


                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to grant the Warrantholder warrants to purchase shares of the Corporation's Common Stock, no par value per share (the "Common Stock"), upon the terms and conditions herein contained and pursuant to the Stock Purchase Agreement of even date herewith between the parties;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT OF WARRANT. Subject to the terms and conditions of this Warrant, the Corporation hereby grants to the Warrantholder the right to purchase 30,000 shares of Common Stock (the "Warrant Shares").

         2. EXERCISE PRICE. The purchase price (the "Exercise Price") for each Warrant Share initially shall be $9.08. The Exercise Price shall be subject to adjustment as provided in Section 6 below.

         3.    EXERCISE OF WARRANT.

               (a) To the extent that the Warrant has become and remains exercisable it may be exercised by the Warrantholder delivering to the Corporation a written notice of exercise signed by the Warrantholder, in substantially the form attached hereto as EXHIBIT A (a "Notice of Exercise"), together with, at the option of the Warrantholder: (i) a check payable to the Corporation in the amount of the total purchase price for the Warrant Shares to be purchased pursuant to the Notice of Exercise; (ii) shares of Common Stock or other security convertible into Common Stock duly endorsed for transfer to the Corporation and owned by the Warrantholder; (iii) by authorization to the Corporation to withhold shares of Common Stock otherwise issuable upon exercise of the Warrant; or (iv) any combinations of (i), (ii) and (iii) of this Section 3(a). In cases of exercise whereby the Warrantholder tenders Common Stock or other stock to the Corporation or otherwise withholds Common Stock pursuant to provisions (ii) or (iii) of this Section 3(a), the Fair Market Value (as defined below) on the date of exercise of the Common Stock tendered to the Corporation or authorized to be withheld upon exercise of the Warrant shall be credited against the Exercise Price of the Common Stock for which a Notice of Exercise has been provided
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(however, the Company shall not be obligated to issue any fractional shares or to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred or withheld over the aggregate Exercise Price).

                         (1)        "Fair Market Value" on any date shall mean:
                                    (i) the closing sales price of the Common
                                    Stock, regular way, on such date on NASDAQ or such other national securities exchange or market having the greatest volume of trading in the Common Stock during the thirty-day period preceding the date the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Common Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Common Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board of Directors (the "Board") or the Executive Committee (the "Committee") of the Corporation based on such relevant facts as may be available to the Board or Committee, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and future earnings.

                  (b) The Warrant shall not become exercisable with respect to the Warrant Shares until 12 months following the anniversary of the Issuance Date. Thereafter, this Warrant shall be exercisable, in whole or in part as set forth herein, during the term of the Warrant.

                  (c) Within 30 days after the proper exercise of the Warrant as herein provided, the Corporation shall deliver to the Warrantholder a certificate or certificates for the Warrant Shares being issued in the name of the Warrantholder and in such denominations as are requested by the Warrantholder.

                  (d) The Corporation covenants and agrees that all Warrant Shares which may be issued upon exercise of the Warrant shall, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, and free from all liens, claims and encumbrances, except restrictions imposed by applicable securities laws, the Corporation's Amended and Restated Articles of Incorporation and this Warrant. The Corporation shall at all times reserve and keep available for issuance upon the exercise of the Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant.

         4. TERM OF WARRANT. The term of the Warrant shall continue in effect until the earlier of: (i) the date on which the Warrant has been exercised; or (ii) June 30, 2004.

         5. CONSENT TO TRANSFER. Unless the Corporation consents thereto in writing, this Warrant and all rights hereunder are nontransferable and nonassignable by the Warrantholder, other than transfers to the partners, wholly-owned subsidiaries or other affiliates of such Warrantholder. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.



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         6.       ADJUSTMENTS.

                  (a) If, prior to the termination of the Warrant as provided in Section 4(a) hereof:

                           (i) The number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Exercise Price shall be proportionately reduced and the number of Warrant Shares that have not theretofore been purchased by the Warrantholder shall be proportionately increased.

                           (ii) The number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased and the number of Warrant Shares that have not theretofore been purchased by the Warrantholder shall be proportionately reduced.

If any adjustment under this Section 6(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded. In lieu of any fractional Warrant Share to which the Warrantholder would otherwise be entitled, the Corporation shall make a cash payment equal to the fair market value of such fractional Warrant Share, as determined in good faith by the board of directors of the Corporation.

                  (b) If, prior to the termination of the Warrant as provided in Section 4(a) hereof, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant, such shares of stock and securities as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Warrantholder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The foregoing notwithstanding, in the event of a merger or consolidation in which the Corporation is not the surviving entity, if the Corporation concludes that it will be unable to satisfy the conditions of this subsection (b) without a material adverse effect on the terms of such proposed transaction, then the Corporation shall have the option, prior to or contemporaneously with the closing of such merger or consolidation, to purchase the Warrant from the Warrantholder at its then fair value, determined with regard to both the spread between the Exercise Price and the value of the consideration to be received in the transaction and the remaining term of the Warrant. The Corporation and the Warrantholder shall agree on such fair value or, in the event they are unable to agree, shall submit the question of fair value to an investment banking firm to be selected by the Corporation, with the cost of such investment banking firm to be paid by the Corporation.

         7. INVESTMENT REPRESENTATION. The Warrantholder is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Act"). As a condition to the issuance of Warrant Shares hereunder, the Warrantholder represents to the Corporation that the Warrant Shares Warrantholder will acquire pursuant to such exercise are being purchased for



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

Warrantholder's own account for investment purposes only and not with a present view to resale or a distribution thereof, unless the Warrantholder delivers to the Corporation an opinion of counsel acceptable to the Corporation stating that such a representation is not required under the Act, or any state securities laws. The Warrantholder acknowledges that the Warrant Shares may be "restricted securities" as defined in the Act and that such Warrant Shares may not be able to be resold unless such resale is registered under the Act and applicable state securities laws or unless an exemption is available. The Warrantholder acknowledges that Warrantholder has no rights to cause the registration of the Warrant Shares.

         8. NO RIGHTS AS A SHAREHOLDER. The Warrantholder shall not have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to the Warrant until such shares have been issued and delivered to the Warrantholder in accordance with this Warrant.

         9. TAXES. As a condition to the issuance of Warrant Shares hereunder, the Corporation may withhold, or require the Warrantholder to pay or reimburse the Corporation for, any taxes which the Corporation determines are required to be withheld under federal, state or local law in connection with the exercise of the Warrant.

         10. HEIRS AND SUCCESSORS. This Warrant and all terms and conditions hereof shall be binding upon the Corporation and its successors and assigns and upon the Warrantholder and its successors and permitted assigns.

         11. GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without regard to the principles of conflicts of laws.

         12. NOTICES. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

         If to the Corporation:      Towne Services, Inc.
                                     3950 Johns Creek Court, Suite 100
                                     Suwanee, Georgia  30024
                                     Attn:  Chief Financial Officer

         If to the Warrantholder:    Synovus Financial Corp.
                                     901 Front Avenue, Suite 202
                                     Columbus, GA 31901
                                     Attn:  President

         13. ENTIRE AGREEMENT. This Warrant and the related Stock Purchase Agreement and Amended and Restated Articles of Incorporation of the Corporation in the form filed with the Secretary of State of the State of Georgia (collectively, the "Related Documents") constitute the full and entire agreement and understanding of the parties to this Warrant with respect to the subjects hereof and thereof, and supersede all previous discussions and agreements, if any, of the parties hereto. No party shall be liable for or bound in any other manner by any representations, warranties, covenants or agreements except as specifically set forth in this Warrant and the Related Documents.



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         14.      SEVERABILITY. The provisions of this Warrant, and of each
separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provision to the extent enforceable, shall nevertheless be binding and enforceable.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer, and the Warrantholder has executed this Warrant, as of the Issuance Date.

                                  TOWNE SERVICES, INC.



                                  By: /s/ Henry M. Baroco
                                      -----------------------------------------
                                      Name:  Henry M. Baroco
                                             ----------------------------------
                                      Title: President/COO
                                             ----------------------------------


                                  WARRANTHOLDER:

                                  SYNOVUS FINANCIAL CORP.



                                  By: /s/ Kathleen Moates
                                      -----------------------------------------
                                      Name:  Kathleen Moates
                                             ----------------------------------
                                      Title: Senior VP
                                             ----------------------------------



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                                   EXHIBIT A

                               NOTICE OF EXERCISE

                                     [DATE]



Towne Services
3950 Johns Creek Court, Suite 100
Suwanee, Georgia  30024
Attn:  Chief Financial Officer

         Re:      Exercise of Stock Purchase Warrant

Dear Sir:

         The undersigned, _____________________, pursuant to that certain Stock Purchase Warrant, dated as of June _____, 1999, by and between Towne Services, Inc. (the "Corporation") and the undersigned (the "Warrant"), hereby exercises the Warrant for ______________ Warrant Shares, subject to the terms and conditions of the Warrant. Accompanying this Notice is: (i) a check in the amount of $________________ payable to the Corporation; (ii) _______________
shares of the Company's Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the Warrant) as of the date hereof of $________________; (iii) authorization to withhold ___________________ shares of Common Stock otherwise issuable upon exercise of the Warrant (which authorization is given pursuant to my signature below); or (iv) any combinations of (i), (ii) and (iii) of this Notice of Exercise, such amounts or withholdings being equal, in the aggregate, to the Exercise Price set forth in
Section 2 of the Warrant multiplied by the number of shares of Common Stock being acquired hereby (in each instance subject to appropriate adjustment pursuant to Section 6 of the Warrant).

                                   Very truly yours,

                                   SYNOVUS FINANCIAL CORP.



                                   By:
                                      -----------------------------------------
                                   [Name]
                                   [Title]




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